Exhibit 99.1

Investor Presentation Nasdaq: AUB May - June 2021

Forward Looking Statements 2 Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union Bankshares Corporation (“Atlantic Union” or the “Company”) and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in: • changes in interest rates; • general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth, including as a result of COVID-19; • the quality or composition of the loan or investment portfolios and changes therein; • demand for loan products and financial services in the Company’s market area; • the Company’s ability to manage its growth or implement its growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • the Company’s ability to recruit and retain key employees; • the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets; • real estate values in the Bank’s lending area; • an insufficient ACL; • changes in accounting principles; • the Company’s liquidity and capital positions; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of the Company’s credit processes and management of the Company’s credit risk; • the Company’s ability to compete in the market for financial services and increased competition relating from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • the potential adverse effects of unusual and infrequently occurring events, such as weather- related disasters, terrorist acts or public health events (such as COVID-19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; • the effect of steps the Company takes in response to COVID-19, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; • the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates; • performance by the Company’s counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • legislative or regulatory changes and requirements, including the impact of the CARES Act, as amended by the CAA, and other legislative and regulatory reactions to COVID-19; • potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to COVID-19, including, among other things, the CARES Act, as amended by the CAA; • the effects of changes in federal, state or local tax laws and regulations; • monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • changes to applicable accounting principles and guidelines; and • other factors, many of which are beyond the control of the Company. Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and comparable “Risk Factors” sections of the Company’s Quarterly Reports on Form 10-Q and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this presentation. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information 3 Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP disclosures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 129 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Atlantic Union Bank Wealth Management is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour, & Brown, Inc., which provide investment advisory services; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Our Company 4 Branch Footprint Data as of 3/31/2021, market capitalization as of 5/3/2021 1) Regional bank defined as having less than $50 billion in assets; rank determined by asset size Assets Loans Deposits Market Capitalization $19.9 $14.3 $16.3 $3.1 • Largest regional banking company headquartered in Virginia with a statewide Virginia footprint of 123 branches in all major markets •#1 regional bank1 deposit market share in Virginia • Positioned for growth with organic and acquisition opportunities • Strong balance sheet and capital levels • Committed to top-tier financial performance with highly experienced management team with ability to execute change Highlights ($bn) AUB(129) AUB LPO (3)

Our Markets - Diversity Supports Growth In Virginia

Richmond

State Capital, Fortune 500 headquarters (7), VCU & VCU Medical Center

- $4.9 billion in-market deposits and total deposit market share of 15.5%

Fredericksburg

Defense and security contractors, Healthcare, Retail, Real Estate development

- $1.7 billion in-market deposits and total deposit market share of 30.2%

Charlottesville

University of Virginia, High-tech and professional businesses, Real Estate development

- $709 million in-market deposits and total deposit market share of 11.7%

Virginia Beach
NORFOLK

Military, Shipbuilding, Fortune 500 headquarters (3), Tourism

- $1.3 billion in-market deposits and total deposit market share of 4.5%

Roanoke
BLACKSBURG

Virginia Tech, Healthcare, Retail

- $1.3 billion in-market deposits and total deposit market share of 10.7%

Northern Virginia

Nation's Capital, Fortune 500 headquarters (12), Defense and security contractors, Non-profit Associations (lobbyists), HQ2

- $4.9 billion in-market deposits and total deposit market share of 5.3%

Atlantic Union Bankshares

Source: SNL Financial; excludes branches greater than $5 billion
Deposit data as of 6/30/2020; Fredericksburg market defined as Caroline, Fredericksburg City, King George, Spotsylvania and Stafford counties; all other markets per MSA definitions in SNL

5

Virginia's Bank

Virginia: All Banks

Rank	Institution	Deposits ($mm)	Market Share (%)	Branches
1	Truist Financial Corp	$48,832	23.8%	436
2	Wells Fargo & Co	33,337	16.2	250
3	Bank of America Corp.	21,769	10.6	121
4	**Atlantic Union Bankshares Corp**	**15,360**	**7.5**	**123**
5	TowneBank	8,522	4.2	32
6	United Bankshares, Inc.	7,490	3.6	67
7	Capital One Financial Corp.	7,165	3.5	37
8	PNC Financial Services Group Inc.	5,112	2.5	97
9	Carter Bank & Trust	3,190	1.6	76
10	Toronto-Dominion Bank	2,759	1.3	24
	Top 10 Banks	**$153,536**	**74.8**	**1,263**
	All Institutions in Market	**$205,525**	**100.00**	**2,201**

Virginia: Banks Headquartered in VA

Rank	Institution	Deposits ($mm)	Market Share (%)	Branches
1	**Atlantic Union Bankshares Corp.**	**$15,360**	**21.4%**	**123**
2	TowneBank	8,522	11.9	32
3	Capital One Financial Corp.	7,165	10.0	37
4	Carter Bank & Trust	3,190	4.5	76
5	Burke & Herbert Bank & Trust Co.	2,706	3.8	25
6	Blue Ridge Bankshares, Inc.	1,982	2.8	32
7	Southern National Bancorp of Virginia	1,907	2.7	40
8	American National Bankshares, Inc.	1,773	2.5	18
9	First Bancorp Inc.	1,668	2.3	20
10	C&F Financial Corp.	1,646	2.3	31
	Top 10 Banks	**$45,919**	**64.2**	**434**
	All Institutions in Market	**$71,762**	**100.00**	**899**

Statewide branch footprint brings unique franchise value

Atlantic Union Bankshares

Source: SNL Financial and FDIC deposit data
Deposit data as of 6/30/20; pro forma for announced transactions; AUB branch count is proforma based on completed branch closings
Note: Excludes branches with deposits greater than $5.0 billion

6

Our Presence in Key Markets

Virginia

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	Truist Financial Corp	$48,832	23.8%	436
2	Wells Fargo & Co	33,337	16.2	250
3	Bank of America Corp.	21,769	10.6	121
4	Atlantic Union Bankshares Corp	15,360	7.5	123
5	TowneBank	8,522	4.2	32
6	United Bankshares Inc.	7,490	3.6	67
7	Capital One Financial Corp.	7,165	3.5	37
8	PNC Financial Services Group Inc.	5,112	2.5	97
9	Carter Bank & Trust	3,190	1.6	76
10	Toronto-Dominion Bank	2,759	1.3	24

Richmond

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	Truist Financial Corp	$9,311	29.2%	71
2	Wells Fargo & Co	7,968	25.0	56
3	Atlantic Union Bankshares Corp	4,938	15.5	26
4	Bank of America Corp.	2,396	7.5	20
5	TowneBank	1,198	3.8	8
6	C&F Financial Corp.	1,064	3.3	15
7	Community Bankers Trust Corp.	773	2.4	12
8	Southern National Bancorp of Virginia	689	2.2	12
9	Blue Ridge Bankshares, Inc.	603	1.9	7
10	Village Bank and Trust Financial Corp.	569	1.8	8

Northern Virginia (1)

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	Truist Financial Corp	$21,608	23.5%	152
2	Bank of America Corp.	13,723	14.9	60
3	Wells Fargo & Co.	11,934	13.0	88
4	Capital One Financial Corp.	7,165	7.8	37
5	United Bankshares Inc.	6,565	7.2	48
6	Atlantic Union Bankshares Corp.	4,937	5.4	32
7	PNC Financial Services Group Inc.	4,424	4.8	82
8	Toronto-Dominion Bank	2,759	3.0	24
9	Burke & Herbert Bank & Trust Co.	2,706	3.0	25
10	Citigroup Inc.	1,550	1.7	6

Coastal Virginia (2)

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	TowneBank	$7,557	25.4%	28
2	Truist Financial Corp	7,064	23.8	72
3	Wells Fargo & Co.	5,810	19.5	42
4	Bank of America Corp.	3,676	12.4	29
5	Atlantic Union Bankshares Corp.	1,336	4.5	15
6	Old Point Financial Corp.	1,014	3.4	22
7	Chesapeake Financial Shares Inc.	582	2.0	8
8	Southern BancShares (N.C.) Inc.	573	1.9	11
9	PNC Financial Services Group Inc.	458	1.5	11
10	Farmers Bankshares Inc.	428	1.4	8

Source: S&P Global Market Intelligence
Note: Deposit data excludes branches with deposits greater than $5 billion
Deposit data as of 6/30/20; pro forma for announced transactions and AUB branch count is proforma based on completed branch closings

(1) Northern Virginia includes only the Virginia branches of the Washington, Alexandria, and DC MSA
(2) Coastal Virginia includes the Virginia Beach, Norfolk, and Newport News MSA and the Outer Banks of North Carolina

Atlantic Union Bankshares

7

Among The Most Attractive Markets in USA 8 Fortune 500 Companies # State # Companies 1 New York 54 2 California 53 3 Texas 50 4 Illinois 37 5 Ohio 27 6 Virginia 22 7 Pennsylvania 22 8 Florida 18 9 Georgia 18 10 New Jersey 17 11 Michigan 17 12 Massachusetts 17 13 Minnesota 16 14 Connecticut 13 15 Tennessee 10 • 3rd in Labor Supply • 1st in Regulatory Environment • 16th in Growth Prospects ranked Virginia the Best State for Business ranked Virginia the 4th Best State for Business Virginia’s March unemployment rate was 5.1% which is the 24th lowest unemployment rate of any state • 11th lowest Poverty Rate • Virginia is home to 723,962 Small Businesses – 99.5% of Virginia businesses ranked Virginia 11th for Economic Opportunity ranked Virginia 7th of America’s Best States to Live In 7th most educated state in America and home to more than 10 elite colleges & universities Source: SNL Financial; Bureau of Economic Analysis; Bureau of Labor Statistics, Fortune.com, U.S. News & World Report; Forbes, CNBC, U.S. Small Business Administration, USA Today; Unemployment data as of 12/20 2020 Population (mm) # State Pop. (mm) 1 California 39.7 2 Texas 29.6 3 Florida 21.9 4 New York 19.4 5 Pennsylvania 12.8 6 Illinois 12.6 7 Ohio 11.7 8 Georgia 10.8 9 North Carolina 10.6 10 Michigan 10.0 11 New Jersey 8.9 12 Virginia 8.6 13 Washington 7.8 14 Arizona 7.4 15 Massachusetts 6.9 Household Income ($) # State HHI ($) 1 District of Columbia 91,414 2 Maryland 90,160 3 New Jersey 89,080 4 Hawaii 87,979 5 Massachusetts 87,126 6 California 82,565 7 Connecticut 81,962 8 Washington 81,728 9 New Hampshire 81,460 10 Alaska 80,135 11 Virginia 79,124 12 Utah 78,645 13 Colorado 78,070 14 Minnesota 76,329 15 New York 74,462 GDP ($bn) # State GDP ($bn) 1 California 3,164 2 Texas 1,891 3 New York 1,730 4 Florida 1,104 5 Illinois 901 6 Pennsylvania 815 7 Ohio 699 8 New Jersey 647 9 Georgia 621 10 Washington 607 11 Massachusetts 601 12 North Carolina 593 13 Virginia 560 14 Michigan 542 15 Maryland 432

$149 $141 $138 $137 $135 $130 $130 $129 $126 $125 $0 $40 $80 $120 $160 Loudoun, VA Falls Church, VA Santa Clara, CA San Mateo, CA Marin, CA Somerset, NJ Arlington, VA Fairfax, VA Howard, MD Douglas, CO 6.9% 6.6% 6.0% 5.8% 5.8% 5.7% 5.4% 5.1% 5.0% 4.9% 0.0% 2.5% 5.0% 7.5% 10.0% Loudoun, VA New Kent, VA Manassas Park, VA (City) Stafford, VA Falls Church, VA (City) Fredericksburg, VA (City) Prince William, VA Arlington, VA Frederick, VA James City, VA Virginia Market Highlights 9 Source: S&P Global Market Intelligence Boxes denote county/city of operation (1) Median HH Income projected for 2021 Top 10 Counties in Virginia – Projected 5-Yr Pop. Growth Opportunity in Fast-Growing, Affluent Markets Top Counties in the U.S. – Projected Median HH Income ($000s) (1)

2021 Operating Environment 10 Soundness Profitability Growth At March 31,2021 Assets $19.9B Loans $14.3B Deposits $16.3B Managing through COVID- 19 pandemic: • Pivoted to a new remote work and branch operating model • Focused on Teammates, clients, communities and shareholders • SBA Paycheck Protection Program • Adapting to meet new reality AUB governing philosophy –“Soundness, Profitability, & Growth – in that order of priority” Focused on the safety, soundness and profitability of the Company: • Take care of our Teammates and clients • Mitigate credit risk • Align the expense base to the new revenue reality • Achieve and maintain top-tier financial performance Regardless of the operating environment, our goal of achieving and maintaining top-tier financial performance remains the same AUB(129) AUB LPO (3)

Atlantic Union’s Long-Term Strategic Priorities 11 • Increase Commercial lending growth (Commercial & Industrial + Owner Occupied Real Estate) in order to better balance the total loan portfolio over time • Grow fee-based products and services Diversify Loan Portfolio and Revenue Streams • Fund loan growth with core deposit growth; maintain a 95% loan to deposit ratio • Grow core deposits with particular focus on increasing commercial and small business operating accounts Grow Core Funding • Achieve and sustain top tier financial performance • Invest in talent, develop a culture of coaching and development, and align total rewards with corporate goals and objectives Manage to Higher Levels of Performance • Modernize customer experience with more digital capabilities • Achieve digital parity with larger players especially in mass market/mass affluent • Enhance features for wider usage and resolve top customer requests • Create compelling products and services • Deliver high-tech and high-touch experiences • Differentiated marketing highlighting our capabilities • Leverage commercial expertise and new market opportunities • Seize on market disruption opportunities Strengthen Digital Capabilities Make Banking Easier Capitalize on Strategic Opportunities

Customer Experience Successes 12 AUB Overall (Verint/Foresee) 2019 2020 YOY Overall Satisfaction 86 87 +1 Recommend AUB 85 87 +2 Increase Business 84 86 +2 Make Banking Easy 87% 88% +1% Net Promoter Score(NPS) 57 61 +4 J.D. Power awards AUB #1 in Customer Satisfaction with Retail Banking in the Mid-Atlantic Region, surpassing our closest competitor by 22 points and the regional average by 40. AUB sees year over year improvements in Net Promoter Score, making banking easier and other key customer metrics. Recently Recognized By: For J.D. Power 2021 award information, visit jdpower.com/awards

Excellence in Small Business Banking 13 2020 Greenwich Excellence Award Winner, South Region Greenwich Excellence 2020 Awards Based on over 12,000 interviews with small businesses across the country. 95 74 70 69 0 10 20 30 40 50 60 70 80 90 100 Atlantic Union Bank Big Bank #1 Big Bank #2 Big Bank #3 Overall Satisfaction In Greenwich’s annual study of over 600 banks nationally, Atlantic Union is #1 among small businesses in the South Region with $1 - $10mm in revenue. Atlantic Union believes that the successful launch of PPP and support of the Small Business Community during pandemic likely contributed to this accolade.

$8,427 $9,315 $13,766 $17,563 $19,628 $19,855 2016 2017 2018 2019 2020 1Q2021 $6,307 $7,142 $9,716 $12,611 $14,021 $14,272 2016 2017 2018 2019 2020 1Q2021 $6,379 $6,992 $9,971 $13,305 $15,723 $16,298 2016 2017 2018 2019 2020 1Q2021 Balance Sheet Trends (GAAP) 14 Loans ($MM) Deposits ($MM) Assets ($MM) Data as of or for the twelve months ended each respective year and the three months ended March 31, 2021 21% CAGR 25% CAGR 22% CAGR

Strong Track Record of Performance (GAAP) pre and post 2020 COVID-19 Impact 15 Data as of or for the twelve months ended each respective year and the three months ended March 31, 2021 Return on Assets (ROA) (%) Return on Equity (ROE) (%) Efficiency Ratio (%) Earnings Per Share Available to Common Shareholders ($) $1.77 $1.67 $2.22 $2.41 $1.93 $0.67 2016 2017 2018 2019 2020 1Q2021 7.79% 7.07% 7.85% 7.89% 6.14% 8.38% 2016 2017 2018 2019 2020 1Q2021 0.96% 0.83% 1.11% 1.15% 0.83% 1.16% 2016 2017 2018 2019 2020 1Q2021 65.8% 66.1% 63.6% 62.4% 60.2% 67.5% 2016 2017 2018 2019 2020 1Q2021

Strong Track Record of Performance (Non-GAAP) pre and post 2020 COVID-19 Impact 16 Data as of or for the twelve months ended each respective year and the three months ended March 31, 2021 (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” Adjusted Operating Return on Assets (ROA) (%)(1) Adjusted Operating Return on Tangible Common Equity (ROTCE)(%)(1) Adjusted Operating Efficiency Ratio (FTE) (%)(1) Adjusted Operating Earnings Per Share Available to Common Shareholders, diluted ($)(1) 12.12% 12.17% 17.32% 16.61% 12.28% 17.58% 2016 2017 2018 2019 2020 1Q2021 0.96% 0.94% 1.35% 1.35% 0.91% 1.40% 2016 2017 2018 2019 2020 1Q2021 $1.76 $1.90 $2.70 $2.84 $2.14 $0.82 2016 2017 2018 2019 2020 1Q2021 61.5% 60.8% 52.9% 51.8% 53.2% 55.4% 2016 2017 2018 2019 2020 1Q2021

17 Provision for Credit Losses ($M) Provision for Credit Losses as % of Average Loans (%) Credit Loss Trends (GAAP) Net Charge-offs ($M) Net Charge-offs as % of Average Loans (%) Data as of or for the twelve months ended each respective year and the three months ended March 31, 2021 Note: The Company adopted of ASU 2016-13, Financial Instruments and Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2020. $8,883 $10,802 $13,736 $21,092 $87,141 $(13,624) 2016 2017 2018 2019 2020 1Q2021 $5,530 $10,055 $11,062 $20,876 $11,438 $1,172 2016 2017 2018 2019 2020 1Q2021 0.09% 0.15% 0.12% 0.17% 0.08% 0.03% 2016 2017 2018 2019 2020 1Q2021 0.15% 0.16% 0.14% 0.18% 0.63% (0.39)% 2016 2017 2018 2019 2020 1Q2021

* Capital information presented herein is based on estimates and subject to change pending the Company’s filing of its FR Y-9C Capital Management Strategy Capital Targets Capital Management Priorities Excess Capital Deployment AUB’s establishes capital targets based on the following objectives:  Maintain designation as a “well capitalized” institution under fully phased-in Basel III regulatory definitions  Ensure capital levels are commensurate with the company’s risk profile, capital stress test projections, and strategic plan objectives  AUB’s Tangible Common Equity Ratio target is 8.5%  TCE above 8.5% is considered excess capital assuming “well capitalized” regulatory capital ratios are maintained  Excess capital can be deployed for  share repurchases,  higher shareholder dividends, and/or  acquisitions  Support Organic Growth  Dividend payout ratio targeted at 35-40%  Common Stock Repurchases  Merger & acquisition activity 18 The Company’s capital ratios are well above regulatory well capitalized levels as of 3/31/2021. Capital Management 2021 Capital Management Actions During the first quarter, the Company paid dividends of $0.25 per common share and $171.88 per outstanding share of Series A Preferred Stock. In the second quarter, the Company declared a quarterly dividend of $0.28 per share of common stock, an increase of 12% from the common stock dividend paid in the prior quarter; declared a dividend of $171.88 per outstanding share of Series A Preferred Stock; and Authorized a new $125 million share repurchase program through June 30, 2022.

Allowance For Credit Loss (ACL) and Provision for Credit Losses

$ in millions	Allowance for Loan & Lease Losses	Reserve for Unfunded Commitments	Allowance for Credit Losses
1/1/2020 CECL Opening Balance % of loans	**$90MM** *.71%*	**$5MM** *.04%*	**$95MM** *.75%*
CECL Adoption through Q4 2020	**+$71MM** • ***Increase attributable to COVID-19 induced recession; large increase for COVID-19 sensitive portfolios***	**+$5MM** • ***Increase due to higher expected loss related to COVID-19 environment***	**+$76MM** • ***$76 million build ($87 million provision for credit losses less $11 million net charge-offs)***
12/31/2020 Ending Balance % of loans	**$161MM** (1.14%; *1.25% excl. PPP loans)*	**$10MM** (.07%; *.08% excl. PPP loans)*	**$171MM** (1.22%; *1.33% excl. PPP loans)*
Q1 2021	**-$18MM** • ***Decrease due to improved baseline economic outlook and continued strong credit metrics and payment performance on previously-modified loans***	**$3MM** • ***Increase due to higher funding assumptions on unfunded construction projects***	**-$15MM** • ***$14 million benefit from Provision for Credit Losses and $1 million net charge-offs***
3/31/2021 Ending Balance % of loans	**$143MM** (1.00%; *1.12% excl. PPP loans)*	**$13MM** (.09%; *.10% excl. PPP loans)*	**$156MM** (1.09%; *1.22% excl. PPP loans)*

Q1 Macroeconomic Forecast

Moody's March Baseline Forecast

- US GDP returns to pre-COVID levels in Q2 2021 and averages 5.7% growth in 2021 and 2022. The unemployment rate averages 5.7% in 2021 and 4.3% in 2022.
- Virginia's unemployment rate averages 4% over the 2-year forecast, declining to 3.5% by Q1 2023; compares to a December forecast of 5% average and ending just under 4.5%.
- 2-year reasonable and supportable period; followed by reversion to the historical loss average over 2 years.

Q1 Additional Considerations

- Additional qualitative factors for COVID-19 sensitive portfolios and adjustments to account for the probability of worse-than Baseline economic performance.
- Excluding 3rd party consumer loans, the ACL at Q1 2021 is more than double the CECL Day 1 ACL level.

Regulatory Capital: Opted into 2 year CECL adoption capital impact delay with 25% of cumulative Day 2 impact added back to Common Equity Tier 1 capital through 2021. 3-year regulatory CECL capital phase-in begins in 2022

Atlantic Union Bankshares

Note: Figures may not foot due to rounding

19

2021 Operating Environment – Managing through the Pandemic 20 Soundness Profitability Growth During challenging times, it is important to remember our governing philosophy –“Soundness, Profitability, & Growth – in that order of priority”  This core philosophy is serving us well as we manage the Company through the current coronavirus pandemic crisis. We continue to effectively manage through the pandemic with an intense focus on:  Taking care of our Teammates and clients – they will remember how we treated them during this period.  Mitigating credit risk – batten down the hatches and protect the Bank by working with our business and consumer clients to assist them through these tough times.  Aligning the expense base to the lower for longer interest rate environment – ensure sustained top tier financial performance on the other side. We believe that by effectively managing through this crisis, we have become a stronger, more agile company that is well positioned to take advantage of growth opportunities as economic activity normalizes.

Appendix

Covid-19 Loan Modifications

Remaining COVID-19 Loan Modifications as of April 15, 2021

Loan Class	Count	Balances	% Bal.	Avg. Balance
Commercial & Industrial	2	$ 823,999	1.3%	$ 412,000
Commercial Real Estate	17	34,893,261	54.6%	2,052,545
Construction, Land & Development	6	18,887,341	29.5%	3,147,890
Consumer[1]	160	9,340,525	14.6%	58,378
Residential 1-4 Family	32	7,240,145	11.3%	226,255
Residential 1-4 Family - Revolving	6	464,782	0.7%	77,464
Indirect Auto	59	1,021,554	1.6%	17,314
Other Consumer	63	614,044	1.0%	9,747
Total	**185**	**$ 63,945,126**	**100.0%**	**$ 345,649**
COVID-19 Balance Mods as of April 15, 2021 as % Total Loan Portfolio as of March 31, 2021			0.4%	
COVID-19 Balance Mods as of April 15, 2021 as % Total Loan Portfolio as of March 31, 2021 excluding PPP (non-GAAP)[2]			0.5%	

- As of April 15, 2021 ~$64 million in loans, or 0.5% of the total loan portfolio excluding PPP loans, are in some form of a COVID Modification of which 85% of the balances are Commercial loans.
- ~44% of the remaining commercial loan modifications as of April 15, 2021 are under a payment deferral modification and ~56% have an interest only modification

Note: Figures may not total to 100% due to rounding

1) Consumer loan modifications as of April 15, 2021, except 3rd party consumer loans which are as of March 31,2021

2) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

Atlantic Union Bankshares

22

COVID-19 Sensitive Loan Segment Details 23 Total Portfolio as of March 31, 2021 Remaining Modifications as of April 15, 2021 Count Balance Exposure Count Balance % of Portfolio Retail Trade 1,074 $ 535,806,799 $ 590,334,281 1 $ 401,117 0.1% Restaurant 524 $ 209,862,124 $ 217,569,767 2 $ 1,704,564 0.8% Senior Living 55 $ 363,840,289 $ 425,983,282 1 $ 2,087,670 0.6 % Hotels 212 $ 676,042,391 $ 773,928,591 7 $ 43,966,021 6.5% Health Care 930 $ 585,420,955 $ 643,051,135 - $ 0 0% Total Sensitive Segments 2,795 $ 2,370,972,558 $ 2,650,867,056 11 $ 48,159,372 2.0% Retail Trade: ~78% secured by real estate; 1 client in modification Restaurants: Early modifications made; 85% secured by real estate Senior Living: 1 client in modification Hotel: Primarily flagged non-resort hotel properties Health Care: ~83% secured by real estate; All clients have come off of modification

24 Provision for Credit Losses ($M) Provision for Credit Losses as % of Adjusted Average Loans (%)(1) Credit Loss Trends Excluding Impact of PPP loans (Non-GAAP) Net Charge-offs ($M) Net Charge-offs as % of Adjusted Average Loans (%)(1) Data as of or for the twelve months ended each respective year and the three months ended March 31, 2021 Note: The Company adopted of ASU 2016-13, Financial Instruments and Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2020. (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” $8,883 $10,802 $13,736 $21,092 $87,141 $(13,624) 2016 2017 2018 2019 2020 1Q2021 $5,530 $10,055 $11,062 $20,876 $11,438 $1,172 2016 2017 2018 2019 2020 1Q2021 0.09% 0.15% 0.12% 0.17% 0.09% 0.04% 2016 2017 2018 2019 2020 1Q2021 0.15% 0.16% 0.14% 0.18% 0.69% (0.43)% 2016 2017 2018 2019 2020 1Q2021

25 PTPP Adjusted Operating Earnings per Share Available to Common Shareholders, diluted (EPS) ($)(1) Pre-tax pre-provision (PTPP) Performance (Non-GAAP) PTPP Adjusted Operating Return on Assets (ROA) (%)(1) PTPP Adjusted Operating Earnings Available to Common Shareholders ($)(1) PTPP Adjusted Operating Return on Tangible Common Equity (ROTCE) (%)(1) Data as of or for the twelve months ended each respective year and for the three months ended March 31, 2021 (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” $112,933 $121,705 $228,230 $295,118 $288,368 $65,596 2016 2017 2018 2019 2020 1Q2021 $2.57 $2.78 $3.46 $3.68 $3.66 $0.83 2016 2017 2018 2019 2020 1Q2021 1.40% 1.38% 1.73% 1.75% 1.54% 1.41% 2016 2017 2018 2019 2020 1Q2021 17.76% 17.87% 22.19% 21.49% 20.58% 17.99% 2016 2017 2018 2019 2020 1Q2021

Diversified and Granular Loan Portfolio 26 Note: Figures may not total to 100% due to rounding Total Loan Portfolio $ 14.3 billion at March 31, 2021 Non-Owner Occupied CRE Composition - $4.5 Billion Total Portfolio Characteristics Duration Q1 2021 Weighted Average Yield (Tax Equivalent) 1.04 years 3.69% C&D 6.2% Owner Occupied CRE 14.6% C&I 25.2% Non-Owner Occupied CRE 31.6% 1-4 Family 10.3% Other 3.7% Residential 1-4 family - Revolving 4.0% Consumer 4.4% Retail 18.9% Office 17.1% Office Warehouse 13.0% Multi Family 18.2% Hotel, Motel, B&B 14.0% Senior Living 6.1% Special Use 6.7% Small Mixed Use Building 1.1% Other 4.8%

Attractive Core Deposit Base 27 (1) Core deposits defined as total deposits less jumbo time deposits Deposit Base Characteristics Deposit Composition at March 31, 2021 - $16.3 Billion • Q1 2021 Cost of deposits – 23 bps • 96% core deposits (1) • 53% transactional accounts Non-Interest Bearing, 31% NOW, 22% Money Market, 26% Retail Time, 11% Jumbo Time, 4% Savings, 6%

Reconciliation of Non-GAAP Disclosures 28 Operating Earnings Per Share The Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted, or pre-tax pre-provision basis. These non-GAAP financial measures are supplements to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude the after-tax effect of merger and rebranding-related costs unrelated to the Company's normal operations. In addition, adjusted operating measures exclude the gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment) and gains or losses on sale of securities. The Company believes these non-GAAP adjusted measures provide investors with important information about the combined economic results of the organization's operations

Additionally, the Company believes that return on tangible common equity (ROTCE) is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS						
	For the three months ended	For the years ended December 31,				
(Dollars in thousands, except per share amounts)	March 31, 2021	2020	2019	2018	2017	2016
Net income						
Net Income (GAAP)	$ 56,189	$ 158,228	$ 193,528	$ 146,248	$ 72,923	$ 77,476
Plus: Merger and rebranding-related costs, net of tax	-	-	27,395	32,065	4,405	-
Plus: Nonrecurring tax expenses	-	-	-	-	6,250	-
Plus: Net loss related to balance sheet repositioning, net of tax	11,609	25,979	12,953	-	-	-
Less: Gain on sale of securities, net of tax	62	9,712	6,063	303	520	133
Adjusted operating earnings (non-GAAP)	$ 67,736	$ 174,495	$ 227,813	$ 178,010	$ 83,058	$ 77,343
Less: Dividends on preferred stock	2,967	5,658	-	-	-	-
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 64,769	$ 168,837	$ 227,813	$ 178,010	$ 83,058	$ 77,343
Earnings per share (EPS)						
Weighted average common shares outstanding, diluted	78,884,235	78,875,668	80,263,557	65,908,573	43,779,744	43,890,271
EPS available to common shareholders, diluted (GAAP)	$ 0.67	$ 1.93	$ 2.41	$ 2.22	$ 1.67	$ 1.77
Adjusted operating EPS available to common shareholders, diluted (non-GAAP)	$ 0.82	$ 2.14	$ 2.84	$ 2.70	$ 1.90	$ 1.76
Return on assets (ROA)						
Average assets	$ 19,686,854	$ 19,083,853	$ 16,840,310	$ 13,181,609	$ 8,820,142	$ 8,046,305
ROA (GAAP)	1.16%	0.83%	1.15%	1.11%	0.83%	0.96%
Adjusted operating ROA (non-GAAP)	1.40%	0.91%	1.35%	1.35%	0.94%	0.96%
Return on equity (ROE)						
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 64,769	$ 168,837	$ 227,813	$ 178,010	$ 83,058	$ 77,343
Plus: Amortization of intangibles, tax effected	2,947	13,093	14,632	10,143	3,957	4,687
Adjuted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 67,716	$ 181,930	$ 242,445	$ 188,153	$ 87,015	$ 82,030
Average common equity (GAAP)	$ 2,719,941	$ 2,576,372	$ 2,451,435	$ 1,863,216	$ 1,030,847	$ 994,785
Less: Average intangible assets	991,010	1,000,654	991,926	776,944	315,722	318,131
Less: Average perpetual preferred stock	166,356	93,658	-	-	-	-
Average tangible common equity (non-GAAP)	$ 1,562,575	$ 1,482,060	$ 1,459,509	$ 1,086,272	$ 715,125	$ 676,654
ROE (GAAP)	8.38%	6.14%	7.89%	7.85%	7.07%	7.79%
Return on tangible common equity (ROTCE)						
Net Income available to common shareholders (GAAP)	$ 53,222	$ 152,570	$ 193,528	$ 146,248	$ 72,923	$ 77,476
Plus: Amortization of intangibles, tax effected	2,947	13,093	14,632	10,143	3,957	4,687
Net Income available to common shareholdes before amortization of intangibles (non-GAAP)	$ 56,169	$ 165,663	$ 208,160	$ 156,391	$ 76,880	$ 82,163
ROTCE	14.58%	11.18%	14.26%	14.40%	10.75%	12.14%
Adjusted operating ROTCE (non-GAAP)	17.58%	12.28%	16.61%	17.32%	12.17%	12.12%

Atlantic Union Bankshares

29

Reconciliation of Non-GAAP Disclosures

Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, merger and rebranding-related costs, income tax expense, gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), and gains or losses on sale of securities. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization's operations.

PRE-TAX PRE-PROVISION ADJUSTED OPERATING EARNINGS

(Dollars in thousands, except per share amounts)	For the three months ended March 31, 2021	For the years ended December 31, 2020	2019	2018	2017	2016
Net income						
Net income (GAAP)	$ 56,189	$ 158,228	$ 193,528	$ 146,248	$ 72,923	$ 77,476
Plus: Provision for credit losses	(13,624)	87,141	21,092	13,736	10,802	8,883
Plus: Income tax expense	11,381	28,066	37,497	28,901	33,387	26,779
Plus: Merger and rebranding-related costs	-	-	34,279	39,728	5,393	-
Plus: Net losses related to balance sheet repositioning	14,695	32,885	16,397	-	-	-
Less: Gain on sale of securities	78	12,294	7,675	383	800	205
PTPP adjusted operating earnings (non-GAAP)	$ 68,563	$ 294,026	$ 295,118	$ 228,230	$ 121,705	$ 112,933
Less: Dividends on preferred stock	2,967	5,658	-	-	-	-
PTPP adjusted operating earnings available to common shareholders (non-GAAP)	$ 65,596	$ 288,368	$ 295,118	$ 228,230	$ 121,705	$ 112,933
Earnings per share (EPS)						
Weighted average common shares, diluted	78,884,235	78,875,668	80,263,557	65,908,573	43,779,744	43,890,271
EPS available to common shareholders, diluted (GAAP)	$ 0.67	$ 1.93	$ 2.41	$ 2.22	$ 1.67	$ 1.77
PPTP adjusted operating EPS available to commons shareholders, diluted (non-GAAP)	$ 0.83	$ 3.66	$ 3.68	$ 3.46	$ 2.78	$ 2.57
Return on assets (ROA)						
Average assets	$ 19,686,854	$ 19,083,853	$ 16,840,310	$ 13,181,609	$ 8,820,142	$ 8,046,305
ROA (GAAP)	1.16%	0.83%	1.15%	1.11%	0.83%	0.96%
PTPP adjusted operating ROA (non-GAAP)	1.41%	1.54%	1.75%	1.73%	1.38%	1.40%
Return on equity (ROE)						
PTPP adjusted operating earnings available to common shareholders (non-GAAP)	$ 65,596	$ 288,368	$ 295,118	$ 228,230	$ 121,705	$ 112,933
Plus: Amortization of intangibles	3,730	16,574	18,521	12,839	6,088	7,210
PTPP adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 69,326	$ 304,942	$ 313,639	$ 241,069	$ 127,793	$ 120,143
Average equity (GAAP)	$ 2,719,941	$ 2,576,372	$ 2,451,435	$ 1,863,216	$ 1,030,847	$ 994,785
Less: Average intangible assets	991,010	1,000,654	991,926	776,944	315,722	318,131
Less: Average preferred stock	166,356	93,658	-	-	-	-
Average tangible common equity (non-GAAP)	$ 1,562,575	$ 1,482,060	$ 1,459,509	$ 1,086,272	$ 715,125	$ 676,654
ROE (GAAP)	8.38%	6.14%	7.89%	7.85%	7.07%	7.79%
PTPP adjusted operating ROTCE (non-GAAP)	17.99%	20.58%	21.49%	22.19%	17.87%	17.76%

Atlantic Union Bankshares

30

Reconciliation of Non-GAAP Disclosures 31 Operating Earnings Per Share PPP adjustment impact excludes the SBA guaranteed loans funded during 2020 and 2021. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee. (Dollars in thousands) As of March 31, 2021 As of December 31, 2020 Allowance for loan losses (ALLL) 142,911 $ 160,540 $ Reserve for unfunded commitment (RUC) 12,833 10,000 Allowance for credit losses (ACL) 155,744 $ 170,540 $ Total loans held for investment (GAAP) 14,272,280 $ 14,021,314 $ Less: PPP adjustments 1,512,714 1,179,522 Total loans held for investment, excluding PPP (non-GAAP) 12,759,566 $ 12,841,792 $ ALLL to total loans held for investment (GAAP) 1.00% 1.14% ALLL to total loans held for investment, excluding PPP (non-GAAP) 1.12% 1.25% RUC to total loans held for investment (GAAP) 0.09% 0.07% RUC to total loans held for investment, excluding PPP (non-GAAP) 0.10% 0.08% ACL to total loans held for investment (GAAP) 1.09% 1.22% ACL to total loans held for investment, excluding PPP (non-GAAP) 1.22% 1.33% ALLOWANCE FOR CREDIT LOSSES RATIO

Reconciliation of Non-GAAP Disclosures

The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, merger and rebranding-related costs and gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment). This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization's operations.

ADJUSTED OPERATING EFFICIENCY RATIO						
	For the three months ended	For the years ended December 31,				
(Dollars in thousands)	March 31, 2021	2020	2019	2018	2017	2016
Noninterest expense (GAAP)	$ 111,937	$ 413,349	$ 418,340	$ 337,767	$ 225,668	$ 213,090
Less: Merger-related costs	-	-	27,824	39,728	5,393	-
Less: Rebranding costs	-	-	6,455	-	-	-
Less: Amortization of intangible assets	3,730	16,574	18,521	12,839	6,088	7,210
Less: Losses related to balance sheet repositioning	14,695	31,116	16,397	-	-	-
Adjusted operating noninterest expense (non-GAAP)	$ 93,512	$ 365,659	$ 349,143	$ 285,200	$ 214,187	$ 205,880
Net interest income (GAAP)	$ 134,898	$ 555,298	$ 537,872	$ 426,691	$ 279,007	$ 263,966
Net interest income (FTE) (non-GAAP)	137,951	566,845	548,993	434,886	290,774	275,394
Noninterest income (GAAP)	$ 30,985	$ 131,486	$ 132,815	$ 104,241	$ 62,429	$ 59,849
Less: Gains (losses) related to balance sheet repositioning	-	(1,769)	-	-	-	-
Less: Gain on sale of securities	78	12,294	7,675	383	800	205
Adjusted operating noninterest income (non-GAAP)	$ 30,907	$ 120,961	$ 125,140	$ 103,858	$ 61,629	$ 59,644
Efficiency ratio (GAAP)	67.48%	60.19%	62.37%	63.62%	66.09%	65.81%
Adjusted operating efficiency ratio (FTE) (non-GAAP)	55.38%	53.16%	51.79%	52.94%	60.78%	61.45%

Atlantic Union Bankshares

32

Reconciliation of Non-GAAP Disclosures 33 Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. (Dollars in thousands, except per share amounts) Atlantic Union Bankshares Atlantic Union Bank Tangible Common Equity Assets (GAAP) 19,854,612 $ 19,799,882 $ Less: Intangible assets 989,031 989,031 Tangible assets (non-GAAP) 18,865,581 $ 18,810,851 $ Less: PPP loans 1,512,714 1,512,714 Tangible assets, excl PPP (non-GAAP) 17,352,867 $ 17,298,137 $ Common equity (GAAP) 2,543,375 $ 2,872,541 $ Less: Intangible assets 989,031 989,031 Tangible common equity (non-GAAP) 1,554,344 $ 1,883,510 $ Common equity to assets (GAAP) 12.8% 14.5% Tangible common equity to tangible assets (non-GAAP) 8.2% 10.0% Tangible common equity to tangible assets, excl PPP (non-GAAP) 9.0% 10.9% Book value per common share (GAAP) 32.37 $ Tangible book value per common share (non-GAAP) 19.78 $ Leverage Ratio Tier 1 Capital 1,714,031 $ 1,883,439 $ Total average assets for leverage ratio 18,671,400 $ 18,627,271 $ Less: Average PPP loans 1,309,326 1,309,326 Adjusted average assets for leverage ratio 17,362,074 $ 17,317,945 $ Leverage Ratio 9.2% 10.1% Leverage Ratio, excl PPP 9.9% 10.9% TANGIBLE COMMON EQUITY & LEVERAGE RATIO As of March 31, 2021

Reconciliation of Non-GAAP Disclosures 34 ($ IN THOUSANDS) Operating Earnings Per Share PPP adjustment impact excludes the SBA guaranteed loans funded during 2020 and 2021. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company believes that the provision for loan losses and net charge offs, each as a percentage of average loans held for investment excluding PPP, is useful to investors because of the impact of the embedded credit enhancement provided by the SBA guarantee. For the three months ended (Dollars in thousands) March 31, 2021 2020 2019 2018 2017 2016 Provision for credit losses (GAAP) (13,624) $ 87,141 $ 21,092 $ 13,736 $ 10,802 $ 8,883 $ Net charge-offs 1,172 11,438 20,876 11,062 10,055 5,530 Average loans held for investment (net of deferred fees and costs) (GAAP) 14,064,123 $ 13,777,467 $ 11,949,171 $ 9,584,785 $ 6,701,101 $ 5,956,125 $ Less: Average PPP adjustments (net of deferred fees and costs) 1,309,326 1,091,921 - - - - Average loans held for investment, net adjustments, excluding PPP (net of deferred fees and costs) (non-GAAP) 12,754,797 $ 12,685,546 $ 11,949,171 $ 9,584,785 $ 6,701,101 $ 5,956,125 $ Provision for credit losses as % of average loans (GAAP) (0.39%) 0.63% 0.18% 0.14% 0.16% 0.15% Provision for credit losses as % of average loans, adjusted for PPP (non-GAAP) (0.43%) 0.69% 0.18% 0.14% 0.16% 0.15% Net charge-offs as % of average loans (GAAP) 0.03% 0.08% 0.17% 0.12% 0.15% 0.09% Net charge-offs as % of average loans, adjusted for PPP (non-GAAP) 0.04% 0.09% 0.17% 0.12% 0.15% 0.09% For the years ended December 31, CREDIT LOSS METRICS